                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:


[X] Preliminary Proxy Statement   [_] Confidential, for Use of the Commission
                                      Only (as permitted by Rule 14a-6(e)(2))

[_] Defnitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            The Netplex Group, Inc.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

     ---------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

(5)  Total fee paid:

     ---------------------------------------------------------------------------


[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

     ---------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

(3)  Filing Party:

     ---------------------------------------------------------------------------

(4)  Date Filed:

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

                            The Netplex Group, Inc.
                    1800 Robert Fulton Drive, Second Floor
                          Reston, Virginia 20191-9992




                   Notice of Special Meeting of Stockholders


                        January 31, 2001 -- 10:00 A.M.

To the Stockholders of The Netplex Group, Inc.:

     You Are Hereby Notified that a Special Meeting of Stockholders of The Netplex Group, Inc. (the "Company") will be held on January 31, 2001 at 10:00 A.M., the Executive Conference Center, Conference Room 3, 8201 Greensboro Drive, McLean, Virginia 22102, to consider and act upon the following matters:

     1. To approve the issuance of certain shares of Common Stock issuable upon the conversion of the Series E Preferred Stock held by certain investors of the Company; and

     2. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     The Board of Directors of the Company has fixed the close of business on December 18, 2000 as the record date for the determination of stockholders entitled to notice of and vote at the Special Meeting and any adjournment(s) or postponement(s) thereof.

     Only shareholders of record on the stock transfer books of Netplex at the close of business on that date are entitled to notice and to vote at the Meeting.

                                   By Order of the Board of Directors,



                                   Kimberly Osgood
                                   Secretary


Reston, Virginia
Dated:  January 5, 2001



WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE NETPLEX GROUP, INC. 1800
         ROBERT FULTON DRIVE, SECOND FLOOR RESTON, VIRGINIA 20191-9992

                                Proxy Statement
                    For Special Meeting of the Shareholders
                               January 31, 2001


                                 INTRODUCTION

This Proxy Statement is being furnished to shareholders by the Board of Directors of The Netplex Group, Inc., a New York corporation (the "Company"), in connection with the solicitation of proxies for use at the January 31, 2001 Special Meeting of Shareholders of the Company (the "Meeting") to be held at the Executive Conference Center, Conference Room 3, 8201 Greensboro Drive, McLean, Virginia 22102, on January 31, 2001, at 10:00 a.m., local time, or at any adjournments thereof.

The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to shareholders is January 5, 2001.

                       RECORD DATE AND VOTING SECURITIES

Only shareholders of record at the close of business on December 18, 2000, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof. As of the close of business on the Record Date, there were outstanding 20,878,448 shares of the Company's common stock, $0.01 par value (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                               VOTING OF PROXIES

Shares of Common Stock represented by a proxy which is properly executed, duly returned and not revoked (a "Proxy") will be voted in accordance with the instructions contained therein. If no instruction is indicated on the Proxy, the shares of Common Stock represented thereby will be voted (i) For the issuance of the shares of Common Stock issuable upon conversion of the Series E Preferred Stock (as defined in Proposal I), and (ii) at the discretion of the person or persons voting the Proxy with respect to any other matter that may properly be brought before the Meeting. The execution of a Proxy will in no way affect a shareholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy which is presented at the Meeting, or if the shareholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxy solicitation may be made personally or by telephone, or telegraph by officers, directors and employees of the Company. The Company will, upon request, reimburse banks, brokerage firms and other custodians for their reasonable expenses in sending soliciting material to the beneficial owners of shares of Common Stock.

                              SECURITY OWNERSHIP

The following table sets forth information concerning ownership of the Company's Common Stock, as of December 18, 2000 by each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, each director, each executive officer, and by all directors and executive officers of the Company as a group.


Name of Beneficial Owner*  Number of Shares of Common Stock Beneficially Owned(1)
-------------------------  ------------------------------------------------------

                                                    Number     Percent
                                                 ------------  --------

Gene Zaino                                       2,038,350(2)      8.5%
Peter Russo                                        100,000          **
Richard Goldstein                                   30,000(3)       **
Steve Hanau                                         15,000(3)       **
J. Alan Lindauer                                    12,500(4)       **
Amy O'Donnell                                      149,999(5)       **
All directors and                                2,345,849(6)      9.4%
   Executive officers as a
   Group

________________________
* All of the above Beneficial Owners use The Netplex Group, Inc., 1800 Robert Fulton Drive, Second Floor, Reston, Virginia 20191 as a business address with respect to the matters provided herein.

** Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and, unless otherwise indicated, includes sole voting and investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the outstanding Common Stock beneficially owned by the person holding such options or warrants but are not deemed outstanding for computing the percentage beneficially owned by any other person. Based solely on a review of Schedules 13G and 13D that have been filed and delivered to the Company, the Company is not aware of any 5% beneficial holders of its Common Stock, other than the persons specified in the table above.

(2) Includes 673,420 shares of Common Stock, subject to currently exercisable options and warrants.
(3) Consists of 15,000 shares of Common Stock subject to currently exercisable options.
(4) Consists of 7,500 shares of Common Stock subject to currently exercisable options.
(5) Includes 39,999 shares of Common Stock subject to currently exercisable options.
(6) Includes 947,586 shares of Common Stock subject to currently exercisable options and warrants.


      PROPOSAL I - TO APPROVE THE ISSUANCE OF THE SHARES OF COMMON STOCK
           ISSUABLE UPON CONVERSION OF THE SERIES E PREFERRED STOCK

Board Approval of the Series E Preferred Stock Issuance

On November 10, 2000, the Company entered into an Exchange, Redemption and Conversion Agreement with the investors holding Series D Preferred Stock to restructure the Series D Preferred Stock. Pursuant to the Exchange, Redemption and Conversion Agreement, the Company retired $6,177,000 of the original face amount of the Series D Preferred Stock and all of the related warrants in exchange for the Company's issuance of $3,000,000 of Series E Preferred Stock (the "Series E Preferred Stock"). The Series E Preferred Stock is redeemable for $3,000,000 at the Company's option on or before April 30, 2001, provided the Company redeems at least $1,500,000 of the Series E Preferred Stock on or before January 31, 2001 and certain other conditions are satisfied. If the Series E Preferred Stock is not redeemed (and in certain other circumstances) it becomes convertible into Common Stock at a conversion rate of $0.47 per share. On November 30, 2000, the Company filed a registration statement with the Securities and Exchange Commission to register for resale the Common Stock issuable upon conversion of the Series E Preferred Stock and any Common Stock issuable as dividends on the Series E Preferred Stock.

As part of the agreement to restructure the Series D Preferred Stock, the Company also redeemed 500 of the remaining 3,823 shares of Series D Preferred Stock at the face value of $500,000 and the holders of the Series D Preferred Stock converted 1,178 shares of Series D Preferred Stock into 1,808,473 shares of Common Stock. In addition, the holders of the Series D Preferred Stock waived their rights to purchase additional shares of Series D Preferred Stock or receive any further dividends on the Series D Preferred Stock. The remaining 2,145 shares of Series D Preferred Stock have a conversion price of $0.65625 and are convertible into 3,293,020 shares of Common Stock.

The Board of Directors believes that the restructuring of the Series D Preferred Stock and the associated issuance of the Series E Preferred Stock was desirable as a way to reduce the potential dilution associated with the original Series D Preferred Stock. Furthermore, the Board of Directors believes that the restructured agreement, which is equity-based with fixed conversion prices, has improved the Company's capital structure.

Nasdaq Rules

As a condition of continued listing of the Company's Common Stock on the NASDAQ, the Company is required to obtain shareholder approval of any transaction where the sale or issuance of Common Stock (or securities convertible into Common Stock) by the Company equal or exceeds 20% of the Common Stock before the issuance at a price less than the greater of book or market value (the "Nasdaq 20% Rule"). Shareholder approval is also required in connection with transactions which are deemed to be a "change in control" under Nasdaq rules. Although the Company does not believe that the issuance of the Series E Preferred Stock constitutes a "change in control," if the transaction were to be so construed, the approval being sought would also be effective to satisfy that Nasdaq requirement. The Series E Preferred Stock is convertible into Common Stock at a rate based at a conversion price of $0.47 per share. Accordingly, the number of shares of Common Stock that the Company shall be required to issue upon conversion of the Series E Preferred Stock and exercise exceeds 20% of the
Company's outstanding shares of Common Stock.   The terms of the Series E
Preferred Stock provide that shares of Common Stock issuable upon conversion of the Series E Preferred Stock may not be issued if such issuance would violate Nasdaq rules. Thus, upon approval of the proposal, the Company may be required to issue shares of Common Stock equal to 20% or more of the shares of Common Stock outstanding on the date of issuance.

If the Company does not obtain shareholder approval and is not obligated to issue shares pursuant to the Certificate of Amendment of the Company's Certificate of Incorporation (filed in connection with the Exchange, Redemption and Conversion Agreement), the Company will be required to redeem all or a portion of the Series E Preferred Stock if requested by the holders of the Series E Preferred Stock at a premium (see "Summary of Transaction Terms Pursuant to the Exchange, Redemption, and Conversion Agreement-Redemptions"). The Company is required to redeem all of the shares of Series E Preferred Stock submitted for redemption within five business days. If Company fails to redeem the Series E Preferred Stock during those five business days, the holders can require the Company to pay interest to the holders on any shares which were not redeemed as required at 2.0% per month.

Additionally, if the Company fails to redeem at a premium any Series E Preferred Stock as requested, the holders of at least two-thirds of the outstanding Series E Preferred Stock have the right to require that the Company voluntarily delist its shares of Common Stock from the Nasdaq Stock Market. In that event, trading in the Company's shares would likely decrease substantially, and the price of the Common Stock may decline. Further, the holders could argue that failure to obtain such shareholder approval was a breach of the Company's obligations under the operative transaction documents which had a Material Adverse Effect (as defined in the Exchange, Redemption and Conversion Agreement). If such an argument were successful, the Company will be obligated to make certain cash default payments until it cured such defaults.

Vote Required

The proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the holders of Common Stock. Broker non-votes and proxies marked "abstain" with respect to this proposal will be counted towards a quorum but are not considered votes cast.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PREFERRED STOCK PROPOSAL.

                   SUMMARY OF TRANSACTION TERMS PURSUANT TO
               THE EXCHANGE, REDEMPTION AND CONVERSION AGREEMENT

The following is a summary of the material terms of the Series E Preferred Stock, which terms are qualified in their entirety by reference to the full text of the underlying documents which are filed as exhibits to the Form 8-K of the Company filed on November 13, 2000 (the "Form 8-K"), such documents can also be obtained from the Secretary of the Company at the Company's principal office set forth above. The underlying documents for the Series E Preferred Stock are an Exchange, Redemption and Conversion Agreement, a Certificate of Amendment of the Certificate of Incorporation of The Netplex Group, Inc. relating to the Series E Preferred Stock (the "Certificate of Amendment"), and a Registration Rights Agreement, all filed as exhibits to the Form 8-K.

As described above, the Company and certain investors entered into an Exchange, Redemption and Conversion Agreement on November 10, 2000 pursuant to which the Company, among other things, issued the Series E. Preferred Stock in exchange for a portion of such investors Series D. Preferred Stock.

Series E Preferred Stock

GENERAL

On November 10, 2000, the Company issued 3,000 shares of its Series E Convertible Preferred Stock, $1,000 stated value per share with a conversion price of $0.47 per share in a private placement to certain institutional investors. This issuance was, in connection with the restructuring of the Series D Preferred Stock issued as of March 28, 2000. The terms of the Series E Preferred Stock included in this Proxy Statement are complex and are only briefly summarized herein. To obtain further information concerning the rights, preferences and terms of the Series E Preferred Stock, please refer to the full description contained in the Company's current report on Form 8-K and exhibits filed therein with the Securities Exchange Commission.

DIVIDENDS

The Series E Preferred Stock carries a dividend rate of 7% per annum, payable quarterly, beginning May 1, 2001 and thereafter on the first day of each calendar quarter commencing July 1, 2001. Subject to the terms of the Company's Certificate of Incorporation, at the Company's option, the quarterly dividend may be paid in cash or shares of Common Stock. If the Company chooses to pay dividends in shares of Common Stock, the number of shares to be issued in payment of the dividend on each share of the Series E Preferred Stock will be equal to the accrued dividends (plus any unpaid default interest) divided by the applicable dividend conversion price. The applicable dividend conversion price will be equal to the average of the closing sale prices for the Common Stock on each of the 10 consecutive trading days immediately preceding the date of determination.

          Generally, the Company may not pay dividends in shares of its Common Stock if any of the "triggering events" identified below under the heading "Redemption" has occurred and is continuing.

MATURITY DATE

Subject to the Company's rights of redemption described below under the heading "Redemption", the Series E Preferred Stock matures on March 29, 2002, subject to extension in certain circumstances, at which time the Series E Preferred Stock may be redeemed at the Company's option. If the Company elects to redeem any Series E Preferred Stock outstanding on March 29, 2002, the amount required to be paid will be equal to the liquidation preference of the Series E Preferred Stock, which equals the price originally paid for such shares plus "accretion" (as defined below). If the Company does not redeem all of these shares of Series E Preferred Stock by May 31, 2002 (or such applicable extended date), the Company will be required to convert the shares that it does not redeem into the number of shares of Common Stock determined by dividing the sum of $1,000 plus an additional amount equal to a 7% annual return on the principal amount of the Series E Preferred Stock accrued from the last date on which dividends were paid (or if no dividends were paid, the date of issuance) plus unpaid default interest by the applicable conversion price. The applicable maturity conversion price will be 100% of the closing bid price on the date of such conversion. "Accretion" equals (.07) (N/365) ($1,000), where N is the number of days between November 10, 2000 (in the event no dividends have been paid on shares of the Series E Preferred Stock prior to the date of determination) and the date of determination, plus any unpaid default interest.

During the period beginning on and including the date which is two business days after March 29, 2002 and ending on and including May 31, 2002, no holder of Series E Preferred Stock shall be entitled to sell a number of shares of Common Stock issued pursuant to the conversion of such preferred stock in excess of the greater of:

     (I)  the product of:

          . the result of (i) the aggregate conversion amount of all such shares of Series E Preferred Stock held by such holder on the date which is two business days after March 29, 2002, divided by
             (ii) the lowest conversion price during the period beginning on and including the date which is two business days after March 29, 2002 and ending on and including the date as of which the determination is being made, multiplied by

          . the result of (X) the number of business days during the period beginning on and including the date which is two business days after March 29, 2002 and ending on and including the date as of which the determination is being made, divided by (Y) 45, and

     (II) 15% of the daily trading volume for the Common Stock on such date of determination, multiplied by (w) the result of (A) the number of shares of Series E Preferred Stock purchased by such holder on November 10, 2000, divided by (B) the total number of shares of Series E Preferred Stock purchased on November 10, 2000.

CONVERSION

Subject to the Company's rights of redemption described below under the heading "Redemption", the Series E Preferred Stock is convertible at a conversion rate of $0.47 per share into shares of Common Stock at the option of the holder thereof at any time after the Company fails to redeem such shares in accordance with the schedule described under the heading "Redemption" below or upon the occurrence of certain other events. The number of shares of Common Stock to be issued upon conversion of a share of Series E Preferred Stock issued November 10, 2000 is determined by dividing the sum of $1,000 (the stated value), plus an additional amount equal to a 7% annual return on the principal amount of the Series E Preferred Stock accrued from the last date on which dividends were paid (or if no dividends have been paid, November 10, 2000) plus unpaid default interest, by $0.47.

If the Company fails to deliver shares of Common Stock after being requested by a holder of the Series E Preferred Stock to convert its shares to Common Stock, then the Company will be subject to certain cash penalties after 5 business days from the Company's receipt of the request.

After 12 business days from the Company's receipt of the request, if the Company has failed to deliver such shares the holder that made the request will be entitled to require the Company to redeem its shares of Series E Preferred Stock at a premium.

The conversion of all the outstanding shares Series E Preferred Stock as of December 18, 2000 at the fixed conversion price of $0.47 would result in the issuance of 6,382,979 shares of Common Stock, not including any Common Stock issuable as dividends accruing of the Series E Preferred Stock in lieu of cash payments.

No holder of shares of the Series E Preferred Stock may convert its shares if the conversion (i) would make the holder the beneficial owner of more than 4.99% of the Company's then outstanding Common Stock, excluding shares deemed beneficially owned through ownership of unconverted shares of the Series E Preferred Stock (and any unconverted shares of Series D Preferred Stock held by such holder) or (ii) would cause such holder together with its affiliates, to have acquired a number of shares of Common Stock during the 60 day period ending on the date of conversion which, when added to the number of shares of Common Stock held at the beginning of such 60 day period, would exceed 9.99% of the Company's then outstanding Common Stock, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the Series E Preferred Stock (and any remaining shares of Series D Preferred Stock) which have not been converted.

REDEMPTION

Redemption at the Company's Option. The Company has the option to redeem from the holders of the Series E Preferred Stock all of their shares of Series E Preferred Stock. The Company's right to redeem the outstanding shares of Series E Preferred Stock expires on the first to occur of April 30, 2001 if it has redeemed 1,500 shares of Series E Preferred Stock by January 31, 2001, or January 31, 2001. The redemption price will be the face value of such shares of Series E Preferred Stock redeemed plus any unpaid default interest. Additionally, as described above, upon maturity (and subject to extension in certain circumstances), the Company can redeem any remaining unconverted Series E Preferred Stock for a redemption price equal to the Liquidation Preference (as described above).

Redemption at Option of Holders of Series E Preferred Stock. Upon the occurrence of the trigger events listed below, the holders of Series E Preferred Stock have the right to require the Company to redeem all or a portion of their Series E Preferred Stock at a redemption price equal to the greater of:

     . 125% of the price paid for the shares of Series E Preferred Stock plus unpaid dividends and unpaid default interest or

     . the relative percentage that the average closing sales price of the Common Stock on the date immediately preceding such trigger event bears to the applicable conversion price in effect at such time the holders give notice of their election to redeem upon the occurrence of a triggering event of the price paid for such share of Series E Preferred stock plus any unpaid dividends and any unpaid default interest.

The events that will entitle the holders of the Series E Preferred Stock to exercise these redemption rights are the failure by the Company to deliver shares of Common Stock upon conversion of the Series E Preferred Stock and the occurrence of any of the following trigger events:

     . The Company's failure to file any registration statement it is required to file under the terms of the registration rights agreement entered into with the holders of the Series E Preferred Stock on or prior to the date required by the terms of the registration rights agreement;

     . The Company gives notice to any holder of Series E Preferred Stock of the Company's intent not to comply with a request for conversion tendered in accordance with the terms of the Series E Preferred Stock;

     . The Company fails to issue shares of Common Stock to any holder of the Series E Preferred Stock prior to the 12th business day after the holder requests such conversion;

     . The Company fails to delist from the Nasdaq SmallCap Market (or if the Company's Common Stock is not traded on the Nasdaq SmallCap Market, then the principal securities exchange or trading market (including, without limitation, the over-the-counter electronic bulletin board (sponsored by the Nasdaq Stock Market, Inc.)) within five (5) Business Days of the Corporation's receipt of a conversion notice because such issuance would cause the Company to exceed the limitation on the number of shares that may be issued in accordance with the applicable rules of the Nasdaq SmallCap Market;

     . The Company fails to make any liquidity default payments (See Description under the heading "Liquidity Defaults" below); or

     . The Company failed to call a meeting of the shareholders by January 31, 2001 and fail to recommend the approval of the proposal to issue Common Stock in excess of 20% of the Company's outstanding Common Stock to the holders of the Series E Preferred Stock or fail to obtain a waiver from the NASD of such 20% limitation.

In addition, holders also may redeem the Series E Preferred Stock upon a change of control of the Company at a redemption price equal to the greater of:

     . 100% of the price paid for the shares of Series E Preferred Stock plus unpaid dividends and unpaid default interest or

     . The relative percentage that the average closing sales price of the Common Stock during the five trading days immediately preceding the date the holders give notice of their election to redeem upon a change of control bears to the applicable conversion price in effect at such time the holders give notice of their election to redeem upon a change of control of the price paid for such share of Series E Preferred stock plus any unpaid dividends and any unpaid default interest.

Liquidity Defaults

Upon the occurrence of the following events, the Company will incur certain cash penalties payable to the holders of the Series E Preferred Stock:

     . The failure of the applicable registration statement filed in connection with the Series E Preferred Stock to be declared effective within 90 days of the issuance of the Series E Preferred Stock.

     . The effectiveness of a registration statement the Company is required to file under the terms of the registration rights agreement lapses for any reason or is unavailable to the holders of the Series E Preferred Stock and such lapse or unavailability continues for a period of five consecutive trading days or for more than an aggregate of 10 trading days in any 365-day period;

     . The Company's Common Stock is suspended or delisted from trading on the Nasdaq SmallCap Market, the Nasdaq National Market, the American Stock Exchange, the over-the-counter electronic bulletin board (sponsored by the Nasdaq Stock Market, Inc.) or the New York Stock Exchange for a period of at least five consecutive trading days or for more than 10 trading days in any 365-day period;

     . The Company breaches any representation, warranty, covenant or other term or condition of the documents governing the issuance of the Series E Preferred Stock and the breach would have a material adverse effect on the Company's business or is not cured within 20 days after its occurrence.

     . A purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock

LIQUIDATION PREFERENCE

In the event of the Company's liquidation, the holders of the Series E Preferred Stock will be entitled to a liquidation preference before any amounts are paid to the holders of any of the Company's capital stock of any class junior in rank to the Series E Preferred Stock. The liquidation preference is equal to the amount originally paid for the shares of Series E Preferred Stock, or $1,000 per share, plus an additional amount equal to a 7% annual return on the amount originally paid for the shares of Series E Preferred Stock plus any unpaid dividends and any unpaid default interest.

VOTING RIGHTS

The holders of the Series E Preferred Stock are not entitled to vote on any matter except as required by law, except that the consent of holders of at least two-thirds of the outstanding shares of Series E Preferred Stock will be required to effect any change in the Company's amended Certificate of Incorporation that would change any of the rights of the shares of Series E Preferred Stock.

PROHIBITION ON ISSUANCE OF CERTAIN SECURITIES

While any Series E Preferred Stock remains outstanding, the Company is prohibited from issuing any options or convertible securities that are convertible into or exchangeable or exercisable for Common Stock at a price which may vary with the market price of the Common Stock.

RISKS ASSOCIATED WITH SERIES E PREFERRED STOCK CONVERSIONS

In connection with the Series E Preferred Stock, the following risks are associated with Series E Preferred Stock conversions:

        . To the extent that Common Stock received upon conversion is sold into the market, and disregarding the manner in which such shares are sold as well as any other factors such as reactions to the Company's operating results and general market conditions which may be operative in the market at such time, such sales may cause a decrease in the market price of the Common Stock;

        . Short sales of the Common Stock may be attracted by or accompany conversions and sales of Common Stock from conversions, which sales in the aggregate could cause downward pressure upon the price of the Common Stock, excluding the effect of other market factors possibly operative at the time; and

        . Conversions of the Series E Preferred Stock may result in the dilution of the interests of the other holders of Common Stock.

In this regard, the ownership limitation which prohibits the purchasers from owning more than 4.99% of the Common Stock of the Company only applies to shares of Common Stock held at one time and does not prevent purchasers from converting and selling some of their holdings and then later converting the rest of their holdings. In addition, the Company's Common Stock could be delisted by Nasdaq if either: (i) the Company's stock price is less than below the $1 minimum bid price as required by Nasdaq or (ii) the Company otherwise fails to satisfy the minimum listing requirements of Nasdaq, including tangible net worth requirements. In such an event, should such a delisting extend for five or more consecutive trading days, a liquidating default or triggering event, as described above, would occur and the holders of the Series E Preferred Stock could require the Company to redeem the outstanding shares of Series E Preferred Stock. Registration of Shares; Possible Adjustment of Conversion Price and Exercise Price In accordance with the terms of a Registration Rights Agreement with the holders of the Series E Preferred Stock, the Company has agreed to register the resale of 100% of the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock, determined as if the Series E Preferred Stock were converted in full at the assumed conversion price of $0.65625, plus 100% of the number of shares of Common Stock issuable in lieu of cash dividends payable on the Series E Preferred Stock. The Company agreed to use its best efforts to have the registration statement declared effective by the Securities and Exchange Commission ("SEC") as soon as practical, but in no event later than 90 days after the initial closing.

OTHER TERMS RELATING TO THE SERIES E PREFERRED STOCK

The transaction documents relating to the Series E Preferred Stock also contain certain other representations, warranties, agreements, and indemnification obligations of the Company. These include, among other things, the obligation of the Company to hold a shareholders meeting on or before January 31, 2001, where it includes a proposal recommending the approval of the issuance of the Series E Preferred Stock and the warrants. If the Company fails to hold such meeting by the required deadline, it will be subject to certain liquidated damages as set forth in the Exchange, Redemption and Conversion Agreement.

The operative agreements also contain provisions which (i) prohibit the Company from redeeming any of its Common Stock, paying any cash dividends on its Common Stock, and making certain distributions on its Common Stock without prior express written consent of the holders of not less than two-thirds of the then outstanding Series E Preferred Stock, (ii) limit the ability of the Company to issue any senior preferred stock without prior express written consent of the holders of not less than two-thirds of the then outstanding Series E Preferred Stock, and (iii) limit the Company from entering into certain related party transactions. The shares of Series E Preferred Stock are also subject to antidilution provisions which are triggered in the event of certain stock splits, recapitalizations, or other dilutive transactions, as well as issuances of Common Stock at a price below the market price or the applicable conversion price in effect, or the issuance of warrants, options, rights, or convertible securities which have an exercise price or conversion price less than the market price on the date of issuance or the applicable conversion price, other than for certain previously outstanding securities and certain "excluded securities" (as defined in the Certificate of Amendment).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of change in ownership of Common Stock of the Company. The same persons are also required by Commission regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year ended December 31, 1999, compliance was made with all
Section 16(a) filing requirements applicable to the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities.

SHAREHOLDER PROPOSALS

From time to time, shareholders of the Company submit proposals which they believe should be voted upon at a meeting of shareholders or nominate persons for election to the Board of Directors. The persons named in the accompanying Proxy shall vote in their discretion with respect to any matter that may properly be brought before the Meeting. Pursuant to applicable rules under the Exchange Act, shareholder proposals may be eligible for inclusion in the Company's 2001 Proxy Statement. Any such shareholder proposals must be submitted in writing to the Secretary of the Company no later than February 7, 2001. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regards to the detailed requirements of such securities rules. It is suggested that proposals be forwarded by certified mail, return receipt requested. Shares of Common Stock represented by Proxies held by persons designated by the Board of Directors shall vote in their discretion with respect to any matter that may properly be brought before the 2001 Annual Meeting about which notice was not received by the Company on or before April 23, 2001 unless the Company announces another date.

OTHER MATTERS

At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Meeting. If other matters come before the Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

                          By Order of the Board of Directors,




                          Kimberly Osgood
                          Secretary

Dated: January 5, 2001

                              FORM OF PROXY CARD
                              ------------------

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE "FOR" PROPOSAL I AND II.

I. To approve the issuance of certain of the shares of Common Stock issuable upon conversion of the Series E Preferred Stock.

II. The approval of a proposal to transact such other business as may properly be brought before the Meeting or any adjournment thereof.

SIGNATURE(S) _______________________        Date_________________________

Please sign exactly as your name appears on the certificate or certificates representing shares to be voted by this proxy. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the signer is a corporation, the full corporate name should be signed by a duly authorized officer.

                   REVOCABLE PROXY - THE NETPLEX GROUP, INC.
             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
            THE SPECIAL MEETING OF SHAREHOLDERS ON JANUARY 31, 2001

The undersigned hereby appoints Gene Zaino and Kimberly Osgood, and each of them, proxies, with full powers of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock, $.001 par value, (the "Common Stock"), of The Netplex Group, Inc. (the "Company" or "Netplex"), which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") and any adjournment thereof. The Special Meeting will be held at The Executive Conference Center, 8201 Greensboro Drive, Conference Room 3, McLean, Virginia 22102, on January 31, 2001, at 10:00 a.m., local time. The shares represented by this proxy will be voted as directed by the undersigned. IF NO INSTRUCTIONS ARE SPECIFIED, THE UNDERSIGNED'S VOTE WILL BE CAST "FOR" PROPOSAL I AND II AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS PRESENTED AT THE SPECIAL MEETING. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company wither a written revocation of the proxy or a duly elected proxy bearing a later date, or by appearing at the Annual Meeting and voting the shares subject to the proxy by written ballot.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment thereof.